UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2011

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 25, 2010, Blueknight Energy Partners, L.P. (the “Partnership”) entered into a Global Transaction Agreement (the “Global Transaction Agreement”) with Blueknight Energy Partners G.P., L.L.C., the Partnership’s general partner (the “General Partner”), Blueknight Energy Holding, Inc. (“Vitol Holding”) and CB-Blueknight, LLC (“Charlesbank Holding”), pursuant to which the Partnership effected a refinancing of its debt.  The Global Transaction Agreement contemplated a series of transactions related to the refinancing of the Partnership’s debt and the recapitalization of the Partnership’s securities. Generally, these transactions were separated into three types of transactions: (i) Phase I Transactions, (ii) Unitholder Vote Transactions and (iii) Phase II Transactions. The Phase I Transactions were completed on October 25, 2010.

On May 12, 2011, the Partnership, the General Partner, Vitol Holding and Charlesbank Holding entered into the First Amendment to Global Transaction Agreement (the “Amendment”) pursuant to which the Unitholder Vote Transactions and the Phase II Transactions contemplated in the Global Transaction Agreement have been modified as described in more detail herein.

The General Partner’s Board of Directors (the “Board”) approved the Amendment and the modified transactions contemplated therein based on a recommendation from its Conflicts Committee, which consists entirely of independent directors. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the Amendment and the modified transactions contemplated thereby and considered a number of factors in approving the Amendment and such modified transactions, including an opinion from the Conflicts Committee’s independent financial advisor that the Transactions (defined as the Unitholder Vote Transactions, including the Unitholder Proposals, and the Phase II Transactions effected pursuant to the Global Transaction Agreement as amended by the Amendment) are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of the Partnership.

Pursuant to the Global Transaction Agreement, as amended by the Amendment, the General Partner, has agreed to take, in accordance with applicable law and the rules and regulations of any national securities exchange upon which the common units are traded and the Partnership’s partnership agreement, all action necessary to call, hold and convene a special meeting (the “Unitholder Meeting”) of holders of the Partnership’s common units and subordinated units to consider and vote upon the modified Unitholder Proposals set forth below. In addition, the Partnership has agreed to (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form, (ii) use its commercially reasonable efforts to cause the proxy statement to be transmitted to holders of the Partnership’s common units and subordinated units as promptly as practicable following the filing of the proxy statement in definitive form with the SEC and (iii) take all commercially reasonable lawful action to solicit approval of the Unitholder Proposals by the holders of the Partnership’s common units and subordinated units.

The modified Unitholder Proposals set forth in the Amendment include:

•
approval to amend the Partnership’s partnership agreement to reset (i) the Minimum Quarterly Distribution (as defined in the Partnership’s partnership agreement) to $0.11 per unit per quarter from $0.3125 per unit per quarter, (ii) the First Target Distribution (as defined in the Partnership’s partnership agreement) to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (iii) the Second Target Distribution (as defined in the Partnership’s partnership agreement) to $0.1375 per unit per quarter from $0.3906 and (iv) the Third Target Distribution (as defined in the Partnership’s partnership agreement) to $0.1825 per unit per quarter from $0.4688 per unit per quarter, each effective as of the first day of the quarter during which the unitholders approve the Unitholder Proposals;

•
approval of the waiver of the Cumulative Common Unit Arrearage (as defined in the Partnership’s partnership agreement) due and owing through and including the quarter during which the unitholders approve the Unitholder Proposals;

•
approval to amend the Partnership’s partnership agreement to remove provisions relating to the Partnership’s subordinated units, including concepts such as a Subordination Period (as defined in the Partnership’s partnership agreement) (and any provisions that expressly apply only during the Subordination Period, such as Section 6.4(a) of the Partnership’s partnership agreement) and Common Unit Arrearage (as defined in the Partnership’s partnership agreement), in connection with the transfer to the Partnership by Vitol Holding and Charlesbank Holding of the Partnership’s oustanding subordinated units and the Partnership’s subsequent cancellation of such subordinated;

•
approval to amend the Partnership’s partnership agreement to provide that no distributions of Operating Surplus (as defined in the Partnership’s partnership agreement) shall accrue or be paid to the holders of the Incentive Distribution Rights (as defined in the Partnership’s partnership agreement) in respect of such Incentive Distribution Rights during the eight-quarter period beginning with the quarter in which the Unitholder Proposals are approved;

•
approval to amend the Partnership’s partnership agreement to provide that during the period beginning on the date the Unitholder Proposals are approved until June 30, 2015 (the “Senior Security Restriction Period”), the Partnership will not issue any Limited Partner Interest (as defined in the Third Amended and Restated Partnership Agreement) that ranks senior in right of distribution or liquidation to the common units (“Senior Securities”) without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by the General Partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that the Partnership may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of the Partnership’s convertible debentures or the consummation of the rights offering, (ii) such issuances are made upon conversion or exchange of Senior Securities issued after the date the Unitholder Proposals are approved into or for Senior Securities of equal rank, but only if the total amount of available cash required to pay the aggregate Minimum Quarterly Distribution on all common units and Senior Securities does not increase as a result of the conversion or exchange, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in the Partnership’s partnership agreement) (less estimated pro forma distributions on Series A Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by the General Partner, as compared to actual Adjusted Operating Surplus (as defined in the Partnership’s partnership agreement) (less actual distributions on Series A Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of the Partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of the General Partner unless the cost to service any new indebtedness that the Partnership determines that it could issue to retire existing indebtedness (with the General Partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) the General Partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with the General Partner’s determination being conclusive);

•
approval to amend the Partnership’s partnership agreement to provide that in addition to the Partnership’s current rights to convert the Series A Preferred Units into common units, the Series A Preferred Units will also be convertible in whole or in part at the option of the Partnership at any time on or after 5 years from October 25, 2010 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in the Partnership’s partnership agreement) for twenty out of the trailing thirty trading days ending two trading days before the Partnership furnishes notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before the Partnership furnishes notice of conversion; and;

•
approval to amend first sentence of Section 5.12(c)(iii) of the Partnership’s partnership agreement to provide that the conversion of Series A Preferred Units shall become effective (i) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(i) of the Partnership’s partnership agreement, as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder and (ii) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(ii) of the Partnership’s partnership agreement, as of the date that the notice of conversion is delivered by the Partnership.

The Board and its Conflicts Committee has each recommended that the public unitholders approve the Unitholder Proposals.  The Unitholder Proposals must be approved by a majority of the outstanding common units (excluding any common units held by the Partnership’s general partner and its affiliates) and a majority of the outstanding subordinated units in order for such proposals to be approved in accordance with the Partnership’s partnership agreement. Pursuant to the Global Transaction Agreement, as amended by the Amendment, Vitol Holding and Charlesbank Holding have agreed to vote all of the subordinated units in favor of the Unitholder Proposals. The preferred units are not entitled to vote upon the Unitholder Proposals.

Pursuant to the Global Transaction Agreement, as amended by the Amendment, upon the approval of the Unitholder Proposals, the following Phase II Transactions will take place: (i) the Partnership’s general partner will amend the Partnership’s partnership agreement to reflect the approval of the Unitholder Proposals, (ii) Vitol and Charlesbank will transfer all of the Partnership’s outstanding subordinated units to the Partnership and the Partnership will cancel such subordinated units and (iii) the Partnership will undertake to complete an approximately $77 million rights offering, the proceeds of which shall be used as follows: (A) first, to pay for any and all expenses relating to conducting the rights offering, (B) second, to redeem the Partnership’s convertible debentures for an amount equal to the principal amount of such convertible debentures plus any interest payable thereon (such redemption to be pro rata among Vitol Holding and Charlesbank Holding if the net proceeds from the Rights Offering are less than the amount required to redeem such convertible debentures in full), (C) third, to repurchase, on a pro rata basis, up to a maximum of $22 million of preferred units from Vitol and Charlesbank and (D) thereafter, for general partnership purposes.

The Amendment eliminates the Special Distribution to the Partnership’s common unitholders and the Additional Private Placement to Vitol and Charlesbank that were contemplated under the original Global Transaction Agreement as described in the Partnership’s Current Report on Form 8-K filed with the SEC on October 25, 2010.

This description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Important Additional Information Regarding the Unitholder Proposals and the related transactions will be filed with the SEC.

In connection with the Unitholder Proposals and the related transactions, the Partnership will file a proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP, THE UNITHOLDER PROPOSALS AND RELATED TRANSACTIONS. Investors and security holders may obtain copies of the proxy statement and other documents that the Partnership files with the SEC (when they are available) free of charge at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Partnership’s web site at www.bkep.com or by directing a request to Blueknight Energy Partners, L.P., Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, Attention: Investor Relations.

The Partnership, the General Partner and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of the Partnership in connection with the Unitholder Proposals and related transactions. Information regarding the special interests of persons who may be deemed to be such participants in the Unitholder Proposals and related transactions will be included in the proxy statement when it becomes available. Additional information regarding the directors and executive officers of the General Partner is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Blueknight Energy Partners, L.P. as described above.

Item 7.01.	Regulation FD Disclosure.

On May 12, 2011, the Partnership issued a press release announcing that it entered into the Amendment.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

10.1	—
First Amendment to Global Transaction Agreement, dated May 12, 2011, by and among Blueknight Energy Partners, L.P., Blueknight Energy Partners G.P., L.L.C., Blueknight Energy Holding, Inc. and CB-Blueknight, LLC.

99.1	—	Press release dated May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: May 12, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—
First Amendment to Global Transaction Agreement, dated May 12, 2011, by and among Blueknight Energy Partners, L.P., Blueknight Energy Partners G.P., L.L.C., Blueknight Energy Holding, Inc. and CB-Blueknight, LLC.

99.1	—	Press release dated May 12, 2011.